Breakdown of Share Prices
July 6, 2011
No. of Shares Price
833   55.38
145   55.37
906   55.36
290   55.35
36   55.31
254   55.27
127   55.26
761   55.25
181   55.14
435   55.11
181   55.11
272   55.1029
109   55.1
462   55.09
407   55.081
1014   55.08
362   55.06
652   55.05
543   55.04
36   55.04
1775   55.03
272   55.02
72   55.01
506   55